EXHIBIT 23.2

                        Consent of Ernst & Young LLP


















             Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333________) and related Prospectus pertaining to the 2000 Stock Option Plan of Pittsburgh Financial Corp. of our report dated October 29, 1999, with respect to the consolidated financial statements of Pittsburgh Financial Corp., formerly Pittsburgh Home Financial Corp., incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
April 26, 2000